UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021

DERMTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2021, at the recommendation of the compensation committee, or the Compensation Committee, of the board of directors, or the Board, of DermTech, Inc., or the Company, the Board approved the DermTech, Inc. Change in Control and Severance Plan, or the Severance Plan. Officers of the Company at or above the level of Vice President are eligible to participate in the Severance Plan pursuant to its terms and the terms of any Participation Agreement between the Company and the participant to be approved by the Compensation Committee, which administers the Severance Plan.  To date, the Company has not entered into Participation Agreements with any of the officers eligible to participate in the Severance Plan, including its named executive officers.

The Severance Plan provides for severance payments, bonus payments, health care benefits and acceleration of vesting of the participant’s equity awards in the event of a Qualifying Termination (as defined in the Severance Plan), each as set forth in the participant’s Participation Agreement.  A participant’s Participation Agreement may provide that the amounts and terms of the payments, benefits and vesting acceleration triggered in the event of a Qualifying Termination differ depending on whether the Qualifying Termination occurs during a Change in Control Period (as defined in the Severance Plan).  The participant’s receipt of any of the payments or benefits described above is subject to the participant’s delivery to the Company of an irrevocable general release of all known and unknown claims that he or she may then have against the Company or persons affiliated with the Company effective within sixty (60) days following the participant’s Qualifying Termination.

A copy of the Severance Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Severance Plan is a summary only and is qualified in its entirety by the full text of the Severance Plan, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	DermTech, Inc. Change in Control and Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: April 1, 2021	By:	/s/ Kevin Sun
Name: Kevin Sun
Title: Chief Financial Officer